Exhibit 10.2

IRIDIUM COMMUNICATIONS INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED PERFORMANCE SHARE PROGRAM

PERFORMANCE SHARE AWARD GRANT NOTICE

Iridium Communications Inc. (the “Company”), pursuant to its Amended and Restated Performance Share Program (the “Program”) under the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”) hereby grants to Participant a Restricted Stock Unit Award (the “Award”) under the Plan for the number of restricted stock units (the “RSUs”) set forth below. This Award is subject to all of the terms and conditions set forth in this Performance Share Award Grant Notice (the “Grant Notice”) the Performance Share Award Agreement (the “Agreement”), the Program and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Program, Plan or the Agreement will have the same definitions as in the Program, Plan or the Agreement.

Participant:
Date of Grant:
Number of RSUs Subject to Target Award:
Number of RSUs Subject to Maximum Award:

Determination of Actual Award: On the Certification Date, and provided that (i) the applicable Performance Goals are attained during the Performance Period, and (ii) subject to the Vesting Schedule below, the Company will credit Participant with an Actual Award representing the number of RSUs (which may be equal to all or a portion (including none) of the Maximum Award) as determined by the Committee under the Program. If a Change in Control (as defined in the Plan) occurs prior to the Certification Date, (i) Participant will be credited, effective as of immediately prior to the Change in Control, with an Actual Award equal to the Target Award and (ii) vesting will occur subject to the Vesting Schedule below, provided that the first vesting date will be March 1, 2026. The Performance Goals and the Other Performance Goals are set forth in an attachment hereto, which is incorporated herein. In determining the attainment of the Performance Goals on the Certification Date, the Committee shall adjust, in such manner as the Committee deems necessary or appropriate in its sole discretion, the calculation of the Performance Goals in connection with any one or more of the following events: (i) asset write-downs; (ii) significant litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other unusual or nonrecurring events or objectively determinable category thereof; (vii) foreign exchange gains and losses; and (viii) a change in the Company’s fiscal year.

Vesting Schedule: Subject to Section 2 of the Agreement, the Actual Award will vest (i) as to 50% of the Shares subject to the Actual Award on the Certification Date (“First Installment”), and (ii) as to the remaining 50% of the Shares subject to the Actual Award on March 1, 2027 (“Second Installment”), subject to Participant’s Continuous Service through each vesting date. Notwithstanding the prior sentence, upon a Retirement (as defined in Section 2 of the Agreement) that satisfies the requirements set forth in Section 2 of the Agreement, Participant will be deemed to have satisfied the requirement to provide Continuous Service through each vesting date. Each installment that vests hereunder is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Issuance Schedule: Subject to any change upon a Capitalization Adjustment, one share of Common Stock will be issued for each RSU that vests at the time set forth in Section 6 of the Agreement; provided, that subject to Sections 10 and 21 of the Agreement, issuance of the First Installment will occur in 2026 and issuance of the Second Installment will occur in 2027.

Additional Terms/Acknowledgements: By clicking “Accept,” Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, the Program, the Plan and the stock plan prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement, the Program and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations regarding this Award, with the exception, if applicable, of (i) any written employment, offer letter or severance agreement, or any written severance plan or policy specifying the terms that should govern this Award, (ii) the Company’s Stock Ownership Guidelines, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive this Grant Notice, the Agreement, the Program, the Plan, the stock plan prospectus for the Plan and any other Program and Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

IRIDIUM COMMUNICATIONS INC.

By: /s/ Matthew J. Desch

Title:                          Date:

ATTACHMENTS:     Performance Share Award Agreement, Amended and Restated Performance Share Program,
Amended and Restated 2015 Equity Incentive Plan, Prospectus

IRIDIUM COMMUNICATIONS INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED PERFORMANCE SHARE PROGRAM

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the accompanying Performance Share Award Grant Notice (the “Grant Notice”) and this Performance Share Award Agreement (the “Agreement”), Iridium Communications Inc. (the “Company”) has granted you a Performance Share Award (the “Award”) pursuant to its Amended and Restated Performance Share Program (the “Program”) under the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”) for the Maximum Award of restricted stock units (the “Restricted Stock Units”) set forth in the Grant Notice. This Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). Capitalized terms not explicitly defined in this Agreement but defined in the Program, the Plan or the Grant Notice will have the same definitions as in the Program, the Plan or the Grant Notice, as applicable.

1.GRANT OF THE AWARD. This Award represents your right to be issued on a future date (as set forth in Section 6) one share of Common Stock for each Restricted Stock Unit subject to this Award that vests in accordance with the Grant Notice and this Agreement. This Award was granted in consideration of your services to the Company or an Affiliate.

2.VESTING.

(a)     This Award will vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, except as otherwise explicitly provided in the Plan or this Agreement. Upon such termination of your Continuous Service, you will forfeit (at no cost to the Company) any Restricted Stock Units subject to this Award that have not vested as of the date of such termination and you will have no further right, title or interest in such Restricted Stock Units.

(b)     In the event of Retirement on or after the six-month anniversary of the Date of Grant, the Actual Award will vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice notwithstanding the termination of your Continuous Service due to such Retirement, provided that you comply with any other requirements in the Company’s then-current policy regarding Retirement. For clarity, in the event of Retirement prior to the one-year anniversary of the Date of Grant, this Award will be forfeited as of the date of such Retirement and you will have no further right, title or interest in such Award. For purposes of this Agreement, “Retirement” means a termination of your Continuous Service (other than for Cause and other than due to your death or Disability) upon or after you have satisfied all of the following requirements: (i) you have reached age 55; (ii) you have provided at least 10 years of Continuous Service; and (iii) the sum of your age plus years of Continuous Service totals at least 70.

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(c)     The following provisions in this Section 2(c) will apply in the event of a termination of your Continuous Service due to your death or Disability (as defined in the Plan):

(i)     If such termination occurs prior to the Certification Date, the number of Restricted Stock Units subject to the Target Award (as set forth in the Grant Notice, subject to adjustment pursuant to Sections 3 and 7) will become fully vested as of the date of such termination (or as soon as administratively practicable thereafter, but no later than the 60th day following the date of such termination).

(ii)     If such termination occurs on or after the Certification Date but prior to the final vesting date of this Award, the number of Restricted Stock Units subject to the Actual Award (as determined by the Committee under the Program on the Certification Date, subject to adjustment pursuant to Sections 3 and 7), to the extent outstanding and unvested as of the date of such termination, will become fully vested as of the date of such termination (or as soon as administratively practicable thereafter, but no later than the 60th day following the date of such termination).

(iii)     In order to give effect to the intent of this Section 2(c), in the event of such termination, notwithstanding anything to the contrary in the Plan or this Agreement, no portion of this Award (to the extent outstanding and unvested as of the date of such termination) will be forfeited or terminate any earlier than the 60th day following the date of such termination.

3.     NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK.

(a)     The number of Restricted Stock Units subject to this Award, as set forth in the Grant Notice, will be adjusted for Capitalization Adjustments, if any, as provided in the Plan.

(b)    Any additional Restricted Stock Units and any shares of Common Stock, cash or other property that become subject to this Award pursuant to this Section 3 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other Restricted Stock Units subject to this Award to which they relate.

(c)     No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fractional shares that may be created by the adjustments referred to in this Section 3 will be rounded down to the nearest whole share.

4.     SECURITIES LAW COMPLIANCE. You will not be issued any shares of Common Stock in respect of this Award unless either (i) such shares are registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. This Award also must comply with all other applicable laws and regulations governing this Award, and you will not receive any shares of Common Stock in respect of this Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.     TRANSFERABILITY. Except as otherwise provided in this Section 5, this Award is not transferable, except by will or by the laws of descent and distribution and prior to the time that shares of Common Stock in respect of this Award have been issued to you, you may not transfer, pledge, sell
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or otherwise dispose of any portion of the Restricted Stock Units or the shares of Common Stock in respect of this Award. For example, you may not use any shares of Common Stock that may be issued in respect of this Award as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon issuance to you of the shares of Common Stock in respect of this Award.

(a)     Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement. In the absence of such a designation, in the event of your death, the executor or administrator of your estate will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(b)     Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive any distribution of Common Stock or other consideration under this Award, pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing such domestic relations order, marital settlement agreement or other divorce or separation instrument to help ensure the required information is contained within the domestic relations order, marital settlement agreement or other divorce or separation instrument.

6.     DATE OF ISSUANCE.

(a)     The issuance of any shares of Common Stock in respect of this Award is (i) subject to satisfaction of the tax withholding obligations set forth in Section 10 and (ii) intended to comply with Section 409A of the Code and will be construed and administered in such a manner. The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

(b)     In the event one or more Restricted Stock Units subject to this Award vests, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Restricted Stock Unit that vests on such date (and for purposes of this Agreement, such issuance date is referred to as the “Original Issuance Date”); provided, however, that if the Original Issuance Date falls on a date that is not a business day, such shares will instead be issued to you on the next following business day.

(c)    Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including, but not limited to, under a previously established 10b5-1 trading plan entered into in compliance with the Company’s policies), and (ii) the Board elects, prior to the Original Issuance Date, (1) not to satisfy the Withholding Taxes described in Section 10 by withholding shares of
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Common Stock from the shares of Common Stock otherwise due, on the Original Issuance Date, to you under this Award, (2) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 (including, but not limited to, a commitment under a previously established 10b5-1 trading plan entered into in compliance with the Company’s policies) and (3) not to permit you to pay the Withholding Taxes in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling shares of Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year following the year in which the shares of Common Stock in respect of this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). Notwithstanding the foregoing, to the extent this Award is deemed to be deferred compensation subject to Section 409A of the Code, the foregoing provision in this Section 6(c) will not apply to any portion of this Award that becomes vested pursuant to Section 2(c).

7.     DIVIDENDS. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by the Maximum Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time that the corresponding shares are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to this Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as apply to the Restricted Stock Units subject to this Award with respect to which the Dividend Units relate.

8.     RESTRICTIVE LEGENDS. The shares of Common Stock issued in respect of this Award will be endorsed with appropriate legends, if any, as determined by the Company.

9.     AWARD NOT A SERVICE CONTRACT. Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. This Award is not an employment or service contract, and nothing in this Award (including, but not limited to, the vesting of the Restricted Stock Units subject to this Award or the issuance of shares of Common Stock in respect of this Award), this Agreement, the Program, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award or Agreement, or the Program or the Plan will: (i) create or confer upon you any right or obligation to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment, service or affiliation; (iii) create or confer upon you any right or benefit under this Award, the Program or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement, the Program or the Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have. In
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addition, nothing in this Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

10.     TAX WITHHOLDING OBLIGATIONS.

(a)     On or before the time you receive a distribution of any shares of Common Stock in respect of this Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with this Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to this Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be issued in connection with this Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with this Award with a Fair Market Value (measured as of the date the shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of this Award as a liability for financial accounting purposes).

(b)     Without limiting the foregoing and to the extent this Award is determined to be deferred compensation subject to Code Section 409A, shares of Common Stock may be issued or withheld in accordance with Treasury Regulations Section 1.409A-3(j)(4)(vi) in order to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) on such deferred compensation (the “FICA Amount”). Additionally, shares of Common Stock may be issued or withheld at the time that the FICA tax is remitted to pay the associated income tax on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or, if applicable, foreign tax laws as a result of the payment of the FICA Amount and to pay the additional income tax on wages attributable to the pyramiding Code Section 3401 wages and taxes; provided, that the total value of shares issued or withheld pursuant to this Section may not exceed the aggregate value of the FICA Amount and the income tax withholding related to such FICA Amount.

(c)    Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue to you any Common Stock.

(d)     In the event the Company’s obligation to withhold arises prior to the issuance to you of Common Stock or it is determined after the issuance of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
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11.     TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

12.     NOTICES. Any notices provided for in this Agreement, the Program or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to this Award or participation in the Program or the Plan by electronic means or to request your consent to participate in the Program or the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Program and the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.     GOVERNING PROGRAM AND PLAN DOCUMENT. This Award is subject to all the provisions of the Program and the Plan, the provisions of which are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Program or the Plan. Except as otherwise expressly provided in the Grant Notice or this Agreement, in the event of any conflict between the terms in the Grant Notice or this Agreement and the terms of the Program or the Plan, the terms of the Program and the Plan will control.

14.     OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares of Common Stock only during certain “window” periods in effect from time to time and the Company’s insider trading policy.

15.     EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

16.     STOCKHOLDER RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

17.     SEVERABILITY. If any part of this Agreement, the Program or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not
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invalidate any portion of this Agreement, the Program or the Plan not declared to be unlawful or invalid. Any Section of this Agreement, the Program or the Plan (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.     AMENDMENT. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. Notwithstanding anything in the Program or the Plan to the contrary, the Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

19.     CLAWBACK/RECOVERY. This Award (and any compensation paid or shares of Common Stock issued under this Award) will be subject to recoupment in accordance with the Company’s Policy for Recoupment of Incentive Compensation with respect to compensation received on or prior to October 1, 2023, and the Company’s Incentive Compensation Recoupment Policy, with respect to compensation received on or after October 2, 2023, each as may be amended from time to time (each, a “Company Clawback Policy”), including to comply with the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under either Company Clawback Policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.

20.     UNSECURED OBLIGATION. This Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other property pursuant to this Agreement.

21.     COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). However, if (i) this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, (ii) you are deemed by the Company at the time of your “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (iii) any of the payments set forth herein are issuable upon such separation from service, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to you prior to the earliest of (a) the date that is six months and one day after the date of such separation from service, (b) the date of your death, or (c) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 21 will be paid in a lump sum to you, and any remaining payments due will be paid as otherwise provided herein. Each installment of Restricted Stock Units that vests under this Award is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).
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22.     MISCELLANEOUS.

(a)     The rights and obligations of the Company under this Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)     You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Award.

(c)     You acknowledge and agree that you have reviewed this Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting this Award, and fully understand all provisions of this Award.

(d)     This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)     All obligations of the Company under the Program, the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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This Performance Share Award Agreement will be deemed to be accepted by you upon your acceptance of the Performance Share Award Grant Notice to which it is attached.

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